SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: May 9, 2006

GTREX CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31974	13-4171971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Enterprise, Aliso Viejo, CA 92656

(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 330-7140

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

See “Item 2.01 – Completion of Acquisition or Disposition of Assets” below for description of a material definitive agreement the Company entered into, which is incorporated herein by this reference.

Item 2.01

Completion of Acquisition or Disposition of Assets.

On May 9, 2006 (“Closing Date”), GTREX Capital, Inc., a Delaware Corporation (“the Company”), entered into a stock purchase agreement to acquire all of the outstanding shares of

Global Travel Partners (“GTP”), a Nevada corporation that owns 100% of AsiaWorld Travel Vancouver, Ltd., and Dominion Pacific Travel, two travel companies. Under the terms of the stock purchase agreement, the Company acquired Global Travel Partners from multiple individuals for total consideration of 800 million shares of restricted common stock, representing forty nine percent (49%) of the Company’s issued and outstanding common stock and notes of $800,000. The notes bear interest at an eight percent (8%) per annum and are due February 28, 2008. The notes and 208 million of the shares are being held in escrow pending receipt of legal documents and audited financial statements as of June 30, 2006. A copy of the Escrow Agreement and the Supplemental Agreement is filed as Exhibit 10.1 and Exhibit 10.2 to this report.

Item 2.03

Creation of a Direct Financial Obligation.

See the Company’s disclosure regarding the issuance of notes in connection with the consummation of its acquisition of Global Travel Partners under Item 2.01 above, which is incorporated herein by this reference. A copy of the Notes are filed as Exhibit 10.3 – Exhibit 10.10 to this report.

Item 3.02

Unregistered Sales of Equity Securities.

In connection with the Agreement with Global Travel Partners, as discussed in Item 2.01, the company agreed to issue 800 million shares of restricted common stock to Global Travel Partners in exchange for all of outstanding shares. The shares issued were valued at $3,200,000 and were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D. 208 million of these shares are being held in escrow pending receipt of legal documents and audited financial statements as of June 30, 2006. A copy of the Escrow Agreement and the Supplemental Agreement is filed as Exhibit 10.1 and Exhibit 10.2 to this report.

Item 9.01

Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Form 8-K no later than 71 days after this initial report must be filed.

(b) Pro Forma Financial Information. The pro forma financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Form 8-K no later than 71 days after this initial report must be filed.

(d) Exhibits. The following exhibits are being filed herewith.

Exhibit No.	Identification of Exhibit
10.1	Escrow Agreement dated February 9, 2006
10.2	Supplemental Agreement to Escrow Agreement dated February 9, 2006
10.3	Promissory Note for $100,000 dated February 28, 2006 issued to Huggins Limited.
10.4	Promissory Note for $100,000 dated February 28, 2006 issued to Huggins Limited.
10.5	Promissory Note for $100,000 dated February 28, 2006 issued to Huggins Limited.
10.6	Promissory Note for $100,000 dated February 28, 2006 issued to Huggins Limited.
10.7	Promissory Note for $100,000 dated February 28, 2006 issued to Huggins Limited.
10.8	Promissory Note for $100,000 dated February 28, 2006 issued to Translink Co., Limited.
10.9	Promissory Note for $100,000 dated February 28, 2006 issued to Translink Co., Limited.
10.10	Promissory Note for $100,000 dated February 28, 2006 issued to Translink Co., Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTREX CAPITAL, INC.

May 17, 2006	/s/ Christopher Berlandier
Date	Christopher Berlandier Chief Executive Officer